UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
              (Date of earliest event reported): December 20, 2004

                              ENHANCE BIOTECH, INC.

               (Exact Name of Registrant as Specified in Charter)

           Delaware                    000-31653                 95-4766094
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

                712 Fifth Avenue, 19th Floor, New York, NY 10019
               (Address of principal executive offices) (Zip code)

                                 (646) 723 8940
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Registrant hereby amends the Current Report on Form 8-K filed on December 27, 2004 (the "Current Report"), which reported the completion of the merger of Ardent Acquisition Corp, a wholly owned subsidiary of the Registrant, with and into Ardent Pharmaceuticals, Inc. As a result of the merger, Ardent Pharmaceuticals, Inc. became a wholly owned subsidiary of the Registrant. This amendment to the Current Report provides audited financial statements for Ardent Pharmaceuticals, Inc. and unaudited pro forma condensed combined financial statements of the Registrant and Ardent Pharmaceuticals, Inc.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO THE ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(b) On March 23, 2005, the Board of Directors of the Registrant elected to change the date of the Registrant's fiscal year end from January 31 to December
31. The Company will report the transition period on Form 10-KSB

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

Financial statements of Ardent Pharmaceuticals, Inc. for the year ended December 31, 2004

Report of Independent Registered Public Accounting Firm
Balance Sheet
Statement of Operations
Statement of Stockholders Deficit
Statement of Cash Flows
Notes to Financial Statements

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Ardent Pharmaceuticals, Inc.

We have audited the accompanying balance sheet of Ardent Pharmaceuticals, Inc. (the "Company") as of December 31, 2004, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At December 31, 2004, the Company has an accumulated deficit of $69,000,000, negative working capital, and liabilities that exceed assets by $2,300,000. These factors create substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this matter are described in Note 8. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


                      /s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
March 9, 2005

                          ARDENT PHARMACEUTICALS, INC.

                                  BALANCE SHEET
                             As of December 31, 2004

                                     ASSETS
Current assets
    Cash and cash equivalents                                      $    370,585
    Accounts receivable                                                 110,030
                                                                   ------------
               Total current assets                                     480,615

Property and equipment, net of accumulated
    depreciation and amortization of $1,915,413                         755,275
Patents, net of accumulated amortization of $72,016                     576,943
Other long term assets                                                   11,405
                                                                   ------------
                                                                   $  1,824,238
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
    Accounts payable                                               $    285,767
    Accrued interest due to affiliate                                   457,908
    Current portion of long-term debt                                   119,042
    Other liabilities                                                    15,450
    Current portion of deferred revenue                                  60,000
                                                                   ------------
               Total current liabilities                                938,167

Deferred revenue, less current portion                                1,190,000
Long-term debt, less current portion                                     55,560
Covertible note payable to affiliate                                  1,925,028
                                                                   ------------
               Total liabilities                                      4,108,755
                                                                   ------------

Stockholders' deficit
    Preferred stock, no par value, 20,000,000 shares authorized
      Series A convertible preferred stock,
         120,150 shares issued and outstanding                       12,015,000
      Series B convertible exchangeable preferred stock,
         120,150 shares issued and outstanding                       12,015,000
      Series C preferred stock,
         1,000,000 shares issued and outstanding                      4,117,648
      Series D-1 convertible preferred stock,
         795,715 shares issued and outstanding                          640,453
         Accretion of series D-1 dividends                              163,618
      Series D-2 convertible preferred stock,
         2,453,333 shares issued and outstanding                      1,897,806
         Accretion of series D-2 dividends                              172,960
    Common stock, no par value, 100,000,000 shares authorized
      23,320,969 shares issued and outstanding                       34,797,476
    Warrants                                                            915,314
    Accumulated deficit                                             (69,019,792)
                                                                   ------------
               Total stockholders' deficit                           (2,284,517)
                                                                   ------------

                                                                   $  1,824,238
                                                                   ============

                 See accompanying notes to financial statements.

                          ARDENT PHARMACEUTICALS, INC.

                             STATEMENT OF OPERATIONS
                      For the Year ended December 31, 2004

Revenues
    License fees                                                   $    123,168
                                                                   ------------

Operating costs and expenses
    Research and development                                         (1,768,255)
    General and administrative                                       (3,551,677)
                                                                   ------------
      Total costs and expenses                                       (5,319,932)
                                                                   ------------

        Loss from operations                                         (5,196,764)

Other income (expense)
    Interest income                                                      20,235
    Interest expense                                                   (236,893)
                                                                   ------------

Net loss                                                             (5,413,422)

Accretion of dividends on preferred stock                              (877,435)
                                                                   ------------

        Net loss applicable to common stockholders                 $ (6,290,857)
                                                                   ============

Net loss per common share - basic and diluted                      $      (0.28)
                                                                   ============

Weighted average common shares outstanding - basic and diluted       22,165,000
                                                                   ============

                 See accompanying notes to financial statements.

                          ARDENT PHARMACEUTICALS, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT
                      For the Year ended December 31, 2004

                               Balance          Accretion of       Conversions to   Options          2004            Balance
                              31-Dec-03          Dividends          Common Stock    Granted        Net Loss         31-Dec-04
                             ------------       ------------       --------------   -------       -----------      ------------
PREFERRED STOCK

  Series A
   No. of Shares                  120,150                                                                               120,150
   Amount                    $ 12,015,000                                                                          $ 12,015,000
   Dividend                  $  2,746,103           330,316         (3,076,419)                                    $         --

  Series B
   No. of Shares                  120,150                                                                               120,150
   Amount                    $ 12,015,000                                                                          $ 12,015,000
   Dividend                  $  2,357,493           329,894         (2,687,387)                                    $         --

  Series C
   No. of Shares                2,428,571                           (1,428,571)                                       1,000,000
   Amount                    $ 10,000,000                           (5,882,352)                                    $  4,117,648

  Series D-1
   No. of Shares                  795,715                                                                               795,715
   Amount                    $    640,453                                                                          $    640,453
   Dividend                  $     58,020           105,598                                                        $    163,618

  Series D-2
   No. of Shares                2,453,333                                                                             2,453,333
   Amount                    $  1,897,806                                                                          $  1,897,806
   Dividend                  $     61,333           111,627                                                        $    172,960

COMMON STOCK

  No. of Shares                21,173,759                            2,147,210                                       23,320,969
  Amount                     $ 23,073,595                           11,662,479       61,402                        $ 34,797,476
  Warrants                   $    931,531                              (16,217)                                    $    915,314

ACCUMULATED DEFICIT          $(62,728,935)         (877,435)                                       (5,413,422)     $(69,019,792)

DEFERRED COMPENSATION        $    (55,693)                              55,693                                     $         --

                             --------------------------------------------------------------------------------------------------
TOTAL                        $  3,011,706         $      --           $ 55,797      $61,402       $(5,413,422)     $ (2,284,517)
                             ==================================================================================================

         See accompanying notes to financial statements.

                          ARDENT PHARMACEUTICALS, INC.

                             STATEMENT OF CASH FLOWS
                      For the Year ended December 31, 2004

Cash flows from operating activities
    Net loss                                                       $ (5,413,422)
    Non-cash items included in net loss
      Amortization and impairment of patents                            177,346
      Depreciation                                                      424,482
      Stock-based compensation                                          117,095
    Changes in operating assets and liabilities
         Accounts receivable                                           (104,715)
         Prepaid expenses                                                 4,809
         Accounts payable                                               (36,394)
         Accrued interest due to affiliate                              197,415
         Other liabilities                                                6,050
         Deferred revenue                                             1,250,000
                                                                   ------------
             Net cash used in operating activities                   (3,377,334)
                                                                   ------------
Cash flows from investing activities
    Purchase of property and equipment                                   (6,270)
                                                                   ------------
             Net cash used in investing activities                       (6,270)
                                                                   ------------
Cash flows from financing activities
    Proceeds from issuance of common stock                                  104
    Principal payments on long-term debt                               (202,648)
                                                                   ------------
             Net cash used in financing activities                     (202,544)
                                                                   ------------
             Net decrease in cash and cash equivalents               (3,586,148)
Cash and cash equivalents, at beginning of period                     3,956,733
                                                                   ------------
Cash and cash equivalents, at end of period                        $    370,585
                                                                   ============

Supplemental disclosure of cash flow information
    Cash paid for interest                                         $     43,726
                                                                   ============
    Cash paid for income taxes                                     $         --
                                                                   ============

Supplemental disclosure of non-cash investing and
  financing information
    Conversion of preferred stock to common stock                  $ 11,662,479
                                                                   ============

                 See accompanying notes to financial statements.

                          ARDENT PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                        For Year ended December 31, 2004

(1)   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION

      Ardent Pharmaceuticals, Inc. ("Company" or "Ardent"), was incorporated in North Carolina in 1995 to commercialize pharmaceutical products focused primarily on the delta receptor. The Company is engaged in the development of new drug candidates, primarily in the markets of pain management, urinary incontinence, premature ejaculation, depression and cardio-protection, among others.

      The Company faces risks associated with companies whose products are in preclinical and clinical development. These risks include, among others, the Company's need for additional financing to complete the research, development and clinical testing necessary to bring its products to market. The Company has incurred net losses since inception and has funded those losses primarily through the sale of equity. There is no assurance such financing will continue to be available to the Company when required or that such financing would be available under favorable terms.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid debt instruments with an original maturity at date of purchase of three months or less to be cash equivalents. Included in cash and cash equivalents is restricted cash of $61,110 which secures a $61,000 letter of credit.

      PROPERTY AND EQUIPMENT

      Property and equipment are recorded at cost. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives, which are three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or estimated useful life. Expenses for repairs and maintenance are charged to operations as incurred. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to operations. Property and equipment consist of the following:

            Leasehold improvements                                  $ 1,255,640
            Furniture and equipment                                   1,415,048
                                                                    -----------
                                                                      2,670,688
            Accumulated depreciation and amortization                (1,915,413)
                                                                    -----------
                                                                    $   755,275
                                                                    ===========

      PATENTS

      Costs directly related to filing patent applications are capitalized and amortized using the straight-line method over the estimated useful life of the patent from the date of grant. The Company assesses the recoverability of this intangible asset at least annually based on the expected future economic benefit to be derived from the underlying patent over its remaining useful life. A patent impairment charge of $150,181 was taken against the patent portfolio after a review of the portfolio conducted as of December 31, 2004. The net book value of the patent portfolio is $576,943 ($648,959 less accumulated amortization of $72,016.)

      IMPAIRMENT OF LONG-LIVED ASSETS

      The Company evaluates the recoverability of its long-lived assets annually and when circumstances indicate that an event of impairment may have occurred in accordance with the provisions of Statement of Financial Accounting Standard ("SFAS") No. 144, "Accounting for the Impairment or disposal of Long-Lived Assets".

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company has determined the estimated fair value of its financial instruments. Due to their short-term nature, the carrying values for cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable and accrued expenses approximate their fair values. The historical carrying value of the Company's long-term debt approximated fair value because the interest rates on these obligations approximate rates currently available to the Company.

      REVENUE RECOGNITION

      License fee revenue is recognized under collaborative research agreements when services are performed or when contractual obligations are met. Nonrefundable fees received at the initiation of collaboration agreements for which the Company has an ongoing research and development or commercial commitments are deferred and recognized ratably over the period of the related research, development or commercial commitments. Milestone payments under collaboration agreements and research agreements are recognized as revenues ratably over the remaining period of involvement by the Company in the research, development and commercialization of the asset beginning on the date the Company achieves the indicated milestone and such achievement is acknowledged by the collaborative partner, which generally coincides with the receipt of the milestone payment. Research grants revenues are recognized as the related research is performed.

      RESEARCH AND DEVELOPMENT EXPENSE

      Research and development direct and indirect costs are expensed as incurred and include all costs associated with the development of drug compounds.

      EMPLOYEE BENEFIT PLANS

      All eligible employees may elect to have a portion of their salary contributed to the Company's 401(k) Plan. Ardent does not match employee contributions.

      In 2004, Ardent terminated a non-qualified deferred compensation Trust, which permitted eligible employees to defer up to 50% of their salary, and distributed all Trust assets to the Trust beneficiary.

      INCOME TAXES

      Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce tax assets to the amounts that are to be realized.

      STOCK BASED COMPENSATION

      SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of FASB Statement No. 123 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees. . As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting prescribed in APB No. 25 and, accordingly, does not recognize compensation expense for stock option grants made to employees at an exercise price equal to or in excess of the fair value of the stock at the date of grant. Deferred compensation is recognized and amortized on an accelerated basis in accordance with FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans, over the vesting period of the related options.

      For non-employee awards, the Company is required to follow the provisions of SFAS No. 123 and EITF 96-18, which require that compensation be measured at the end of each reporting period for changes in the fair value of the Company's common stock until the options are vested.

      The Company utilized the following assumptions in the Black-Scholes fair value calculation model at December 31, 2004:

            Estimated dividend Yield                                 0.0%
            Expected stock price volatility                         60.0%
            Risk-free interest rate                                 4.75%
            Expected life of options - employees                  4 years
            Expected life of options - non-employees             10 years

    Had the Company elected to recognize compensation expense based on the estimated fair value of stock-based instruments at the grant date, as prescribed by SFAS 123, its pro forma net loss and net loss per common share would have been as follows:

            Net loss - as reported                                  $(6,290,857)
            Less fair value of options granted employees               (104,605)
                                                                    -----------
            Net loss - pro forma                                    $(6,395,462)

            Net loss per common share - as reported                 $     (0.28)
            Net loss per common share - pro forma                   $     (0.29)

    The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. Stock option grants are expensed over their respective vesting periods.

      NET LOSS PER COMMON SHARE

      Basic and diluted net loss per common share is presented in conformity with SFAS No. 128, "Earnings per Share". Basic and diluted net loss per common share has been computed using the weighted-average number of shares of common stock outstanding during the period. The assumed conversion of convertible stock and related accumulated stock dividends, and other outstanding common stock equivalents, were not included in the computation of weighted average common shares outstanding because the impact of their assumed conversion would be anti-dilutive.

            Numerator - Net loss                                   $  6,290,857
            Denominator-Weighted average shares outstanding          22,165,000
            Net loss per share                                     $      (0.28)

            Incremental common shares outstanding at December 31, 2004
            (not included because of their anti-dilutive nature):
            Common Stock Options                                      5,439,360
            Warrants                                                  1,218,046
                                                                   ------------
                                                                      6,657,406
                                                                   ============

      COMPREHENSIVE LOSS

      Comprehensive income (loss) is defined as all changes in a company's net assets, except changes resulting from transactions with shareholders. At December 31, 2004, the Company has no reportable differences between net loss and comprehensive loss.

      SEGMENT REPORTING

      The Company has determined that it does not have any separately reportable operating segments.

      RECENTLY ISSUED ACCOUNTING STANDARDS

      In December 2004 the FASB issued SFAS No. 123R, "Share-Based Payment," which is an amendment to SFAS No. 123, "Accounting for Stock-Based Compensation." This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board, or APB, Opinion No. 25, "Accounting for Stock Issued to Employees," and generally requires such transactions be accounted for using a fair-value-based method and the resulting cost recognized in our financial statements. This new standard is effective for awards that are granted, modified or settled in cash in interim and annual periods beginning after June 15, 2005 (December 15, 2005 for small business issuers). In addition, this statement will apply to unvested options granted prior to the effective date. The Company will adopt this new standard effective for the first fiscal quarter of 2006 and it has not yet determined what impact this standard will have on its financial position or results of operations.

(2)   RESEARCH & DEVELOPMENT AND LICENSE AGREEMENTS

      LICENSE AGREEMENTS - DEFERRED REVENUE

      During 1999, the Company granted a license to N.V. Organon AG ("Organon") to use the Company's patent rights in the development, manufacture, use and sale of one of its analgesic compounds (the "License"). Organon made nonrefundable cash payments to the Company of $1 million and $3 million during 1999 and 2000, respectively. These payments were recorded as deferred revenue and were being amortized to revenue on a straight-line basis over the period of time the Company expected to be involved with Organon in developing the technology. During March 2003, Organon notified the Company of its intention to discontinue development of DPI-3290 under the License. Subsequent to this notification, Ardent delivered to Organon a notification of termination of the agreement for cause. With the termination of the License and any rights thereunder, the remainder of the deferred License revenue was recognized in 2003.

      By letter to the Company, dated January 11, 2005, Organon asserted its belief that it maintains certain rights under the License. The Company believes this claim is without merit and has initiated dispute resolution procedures specified in the License to confirm that the License has been terminated and that Organon has no further rights thereunder.

      During 2004 the Company announced that it had entered into a Feasibility Study, Option and License Agreement with ALZA Corporation (a division of Johnson & Johnson) for the development of DPI-125 for moderate-to-severe pain. In consideration of an initial non-refundable fee of $1,250,000, Ardent granted ALZA a 12-month option for an exclusive, worldwide license to the compound. During the 12-month period, ALZA will conduct feasibility studies. If ALZA exercises the option, ALZA will proceed with development of at least two potential products, an intravenous formulation for acute pain and at least one formulation for chronic pain. ALZA may also elect to develop other formulations of DPI-125. The agreement also provides ALZA with exclusive options to license additional analgesic compounds from the Ardent portfolio. Development and commercialization expenses for the products will be borne by ALZA. In addition to the option fee upon signing the agreement, Ardent will receive further payments should ALZA exercise its option following feasibility studies, and will also be eligible for development milestone payments and royalties. Ardent also has the right to co-promote the intravenous product in the US.

      The Company completed delivery to ALZA of certain quantities of compounds required by the agreement during December 2004. Beginning in January 2005, the Company will amortize the initial $1,250,000 fee to revenue on a straight-line basis over the period of time the Company expects to be involved with ALZA in developing and commercializing the technology. Any subsequent payments or development milestones payments will be amortized to revenue on a similar basis. The Company paid a cash fee of $150,000 plus issuance of 40,000 options to Century Capital as the agent in this transaction.

(3)   STOCKHOLDERS' EQUITY

      TRANSACTION WITH XENOBIOTIC LABORATORIES INC

      In 1997, the Company issued 3,400,000 shares of common stock to XenoBiotic Laboratories Inc (XenoBiotic). The Company has a right-of-first-refusal to repurchase those shares from XenoBiotic at the same terms as offered by a third party.

      TRANSACTIONS WITH ELAN

      In 1999 and 2000, the Company formed two joint ventures with Elan Corporation (Elan) which were terminated in 2002 and 2003. In conjunction with the formation of the joint ventures, Elan was issued 120,150 shares each of Series A and Series B preferred stock. Both series accrue 5% dividends that compound semi-annually (Series A) and annually (Series B), payable either in-kind or in cash, at the Company's option. Both series are convertible through 2005 (Series A) and 2006 (Series B) at $7 per share (Series A) and $10 per share (Series B). Both series mandatorily convert with the consummation of an initial public offering. Both series carry a liquidation preference equal to the original proceeds plus accrued dividends. The liquidation preference is payable only in the event of a liquidation, dissolution or winding-up of the affairs of the Company, as defined. During 2004, all Series A and B dividends accreted since inception were paid in-kind by the issuance of 439,488 shares of common stock, valued at $3,076,419 (Series A), and 268,734 common shares, valued at $2,687,387 (Series B).

      During 2000, the Company issued 2,428,571 shares of Series C Preferred Stock ("Series C") to Elan for total proceeds of $10,000,000. Series C allows Elan to participate equally with the holders of common stock in dividends if and when declared by the Board of Directors and entitles Elan to convert Series C into common stock at a ratio of one share of common stock for one share of Series C. Series C has no preferential terms over common stock and mandatorily converts to common stock with the consummation of an initial public offering.

      During 2004 Elan sold all their Series A, Series B, and common shares and 1,000,000 of their Series C shares to Scarlet Knights, and converted the remaining 1,428,571 shares of Series C into an equal number of common shares, valued at $5,882,352.

      SERIES D

      During 2003, the Company exchanged 795,715 shares of common stock valued at $640,453, for equal shares of Series D-1 Preferred Stock ("D-1)" and sold 2,453,333 shares of Series D-2 Preferred Stock ("D-2") for total proceeds of $2,944,000. Both Series D accrue 5% dividends that compound annually which, when paid, are payable either in-kind or in cash, at the Company's option. D-1 shares are convertible at any time after the Original Issue Date.

      D-2 shares are convertible upon the first occurrence of a liquidation event or qualifying financing, as defined. Both series will mandatorily convert with the consummation of an initial public offering. Both series carry a liquidation preference equal to the original proceeds plus accrued dividends. Upon any liquidation, dissolution or winding up of the Company, holders of D-2 stock shall be entitled, before any distribution is made upon the common stock, to be paid an amount equal to two times the D-2 price per share, plus any declared but unpaid dividends, and holders of D-1 stock shall be entitled to an amount equal to the original issue price. In addition, the Company issued the D-2 shareholders one warrant for every two D-2 shares exercisable at $0.01 per share. Using a fair value-pricing model, the Company determined the value of the preferred D-2 Series and the warrants to be $1,897,806 and $931,531, respectively, after deducting fundraising expenses of $76,824 and $37,839, respectively. During 2004, 10,417 common shares were issued upon the exercise of an equal number of warrants.

      COMMON STOCK OPTIONS

      Under the Company's 1997 Stock Award Plan, as amended, 5,000,000 common shares have been reserved for granting options to employees, directors or consultants. At December 31, 2004, 4,062,000 options had been granted and 938,000 options were available for grant. In addition, the Company granted 1,377,360 options outside the Plan. The option strike price is generally the fair value of the Company stock as determined by the board of directors.

      A summary of options activity during 2004 follows:

                                                    Number     Weighted Average
                                                  of Shares     Exercise Price
                                                  ----------      ----------
            Balances as of December 31, 2003       4,571,860      $     0.56
              Granted                              1,087,500            0.60
              Cancelled                             (220,000)           0.60
                                                  ----------      ----------
            Balances as of December 31, 2004       5,439,360      $     0.57
                                                  ==========      ==========
            Exercisable as of December 31, 2004    3,838,860      $     0.56
                                                  ==========      ==========

      Additional information concerning options outstanding at December 31, 2004 follows:

                                     Number of    Weighted Average
                  Exercise Price       Shares      Remaining Life
                  ------------------------------------------------
                      $ 0.25            330,000         2.21
                      $ 0.35             85,000         2.34
                      $ 0.50            479,000         3.44
                      $ 0.60          4,545,360         8.33
                  ------------------------------------------------
                  $ 0.25 - 0.60       5,439,860         7.44
                  ================================================

      Compensation expense for non-employee stock options granted in 2004 was 61,402. Had the Company valued employee stock options at fair value using the minimum value method, compensation expense would have increased by approximately $104,605. The fair value of common stock options is estimated on the date of grant using the Black-Scholes option-pricing model.

      WARRANTS

      At  December  31,  2004,   there  are  1,218,046   common  stock  warrants
      outstanding that are exercisable at $0.01 to $3.50 and expire between July 2005 and October 2010.

(4)   CONVERTIBLE NOTE PAYABLE TO AFFILIATE

      Under the joint venture agreements with Elan, discussed in note 3, Elan loaned the Company $1,925,028 in convertible debt financing, maturing on April 14, 2006. Interest accrues at 9% per annum, compounded on an annual basis. Elan has the right to convert outstanding debt into the number of common shares that is obtained by dividing outstanding principal and interest by $7.50. At December 31, 2004, accrued interest totaled $457,908.

(5)   INCOME TAXES

      The provision for income taxes consists of current income tax expense. The reasons for the difference between the actual provision for income taxes and the amount computed by applying the statutory federal rate to net loss are:

            Net loss before provision for income taxes              $(5,413,422)
            Income tax (benefit) at statutory rate                   (1,841,000)
            State income taxes, net of federal tax benefit             (246,000)
            Change in valuation allowance                             2,167,000
            Non-deductible expenses                                      44,000
            Credits generated in current year                          (124,000)
                                                                    -----------
            Provision for income taxes                              $        --
                                                                    ===========

      There are no deferred tax liabilities. The components of the deferred tax assets are:

            Net operating loss carryforwards                       $ 22,333,000
            Research and development tax credits                      1,073,000
            Stock based compensation                                    862,000
            Depreciation and amortization                               150,000
            Deferred Income                                             482,000
            Less valuation allowance                                (24,900,000)
                                                                   ------------
            Deferred tax asset, net of valuation allowance         $         --
                                                                   ============

      The valuation allowance increased $2,167,000 in 2004.

      As of December 31, 2004, the Company had federal and state income tax net operating loss carryforwards of approximately $31,829,000, which are available to offset future taxable income and expire between 2018 and 2024 for federal income taxes and between 2013 and 2019 for state income taxes. Additionally, the Company has federal tax research and development credits of approximately $1,073,000 with expiration dates through 2024. The Tax Reform Act of 1986 contains provisions which limit the ability to utilize the net operating loss carryforwards in the case of certain events including significant changes in ownership interests. If the Company's net operating loss carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforward, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years.

(6)   LONG-TERM DEBT

      The Company entered into an equipment lease financing line of $1,300,000 and issued warrants to the lender for the purchase of a number of shares of common stock equal to the result of dividing 4.5% of the loan amount by the share price of the most recent prior round of equity financing, as defined. No additional funding is available under this line as of December 31, 2004. Borrowings under the financing agreement are collateralized by the related equipment and furniture and fixtures. The borrowings mature in three to four years after the date of the borrowing with interest rates of between 12%-13%. The aggregate annual maturities of long-term debt at December 31, 2004, are:

                         2005             $119,042
                         2006               55,560
                                          --------
                                          $174,602
                                          ========

(7)   TRANSACTIONS WITH AFFILIATES

      CENTURY CAPITAL ASSOCIATES

      David LaVance, a former Company Director, is a managing director of Century Capital Associates (CCA). CCA provides business and financial consulting services to the Company. CCA received $660,105 from Ardent in 2004; $500,000 related to merger costs, $150,000 related to commission on the Alza licensing agreement and $10,105 in expense reimbursements.

      JINN WU

      Jinn Wu, a Company Director, is President and CEO of XenoBiotic, a firm that performs contract research for the Company. Mr. Wu and XenoBiotics received $88,570 from Ardent in 2004 for laboratory services.

      In March 2004, the Company issued 100,000 options to a Jinn Wu as compensation for time and efforts made on behalf of the Company primarily with respect to assistance in the Company's efforts to raise additional funds to finance operations.

      DR. KWEN-JEN CHANG

      Two scientists related to Dr. Kwen-Jen Chang, Chairman, President and CEO of the Company, were employed by the Company in 2004 and received compensation as follows:

            o Ms. Jane Chang, his spouse, $53,316 in wages and 20,000 common stock options

            o Ms. Jane Hai Xai, his niece, $41,767 in wages and 20,000 common stock options

      TIM C. GUPTON

      Tim Gupton, a Director, is a partner in Hughes, Pittman, and Gupton. His firm received $6,014 in 2004 as compensation for tax return preparation and other financial analysis services. As of the end of 2004, the Company will no longer utilize the services of Hughes, Pittman, and Gupton.

      SCARLET KNIGHTS HOLDINGS, LLC

      Scarlet Knights Holdings, LLC, a company owned in part by CCA, of which David LaVance, a former Director of the Company, is a partner, has acquired 120,150 shares of Series A Preferred Stock of the Company, 120,150 shares of Series B Preferred Stock of the Company, 1,000,000 shares of Series C Preferred Stock of the Company, and 1,142,857 shares of Common Stock of the Company from Elan.

      ELAN

      Prior to 2004, the Company participated in two joint ventures with Elan. In conjunction therewith, Elan loaned money to and purchased preferred and common shares of the Company. The outstanding balance on the loan totals $1,925,028. During 2004, the Company expensed $236,893 in interest; at December 31, 2004, accrued interest to Elan totaled $457,908.

(8)   COMMITMENTS AND CONTINGENCIES

      LEASES

      The  Company  leases  office and lab space under  noncancelable  operating
      leases.   Future  minimum  annual  lease  payments  under   non-cancelable
      operating leases in effect as of December 31, 2004 are:

                      2005                      $  344,147
                      2006                         348,943
                      2007                         310,536
                      2008                         319,852
                      Thereafter                   329,448
                                                ----------
                                                $1,652,926
                                                ==========

      Rent expense was $368,631 in 2004.

      CONSULTING AGREEMENTS

      In October 2002, the Company entered into an agreement with Century Capital Associates, whose managing director is a member of the Board of Directors, to assist in securing alternative financing and licensing agreements with other pharmaceutical companies. Compensation includes a one-time retainer fee of $50,000 and fees that are contingent upon the amount of funding, as defined.

      During 2004, the Company entered into an agreement with SCO Financial Group to assist in certain aspects of securing financing or a merger. Compensation includes a one-time retainer fee of $25,000 and fees (including cash and warrants) that are contingent upon the successful completion of certain funding or merger events, as defined.

      ROYALTY PAYMENTS

      The Company possesses the exclusive worldwide rights to certain technology acquired from GlaxoWellcome (now known as GlaxoSmithKline), and as a result may be obligated for future royalty payments of up to 2% of net sales, as defined, for the duration of the related patents.

      LITIGATION

      From time to time, the Company is a defendant in lawsuits incidental to the operation of its business. Management does not believe that any pending legal proceedings would have a material adverse effect on the financial position or results of operations of the Company.

      By letter to the Company, dated January 11, 2005, Organon asserted its belief that it maintains certain rights under the License (see Note 2). The Company believes this claim is without merit and has initiated dispute resolution procedures specified in the License to confirm that the License has been terminated and that Organon has no further rights thereunder.

      GOING CONCERN

      As shown in the accompanying financial statements, the Company has incurred significant losses, has negative working capital and needs additional capital to finance its operations. These factors create substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company intends to finance its operations through sales of its securities as well as entering into loans and other types of financing arrangements such as convertible debenture. There is no assurance that the Company will be successful in its efforts.

(9)   SUBSEQUENT EVENTS - MERGER BETWEEN ARDENT AND ENHANCE BIOTECH, INC.

      On December 20, 2004, the Company completed a merger whereby it became a wholly owned subsidiary of Enhance Biotech Inc. ("Enhance"), pursuant to the Agreement and Plan of Merger, as amended. For accounting purposes, the merger was made effective December 31, 2004. Enhance acquires, develops and seeks to commercialize drugs primarily to treat lifestyle disorders. Enhance's drug pipeline consists of eight products and focuses on two of the seven major segments in the lifestyle drug market: male sexual dysfunction and dermatology. Except for certain "Excluded Shares" (a certain warrant to purchase 1.5 million shares of common stock issued to Bioaccelerate, Inc., Enhance's largest shareholder) and "Contingent Fee Shares" (319,171 shares of Enhance common stock reserved for issuance in settlement of certain fee arrangements entered into with CCA, the financial advisor for this transaction), upon the conclusion of the merger, on a fully diluted basis, Enhance shareholders of record immediately prior to the merger own approximately fifty-five percent (55%), and the former Ardent securities holders own approximately forty-five percent (45%), of the common stock, par value $0.001 per share of Enhance.

      Ardent's management and Board of Directors considered a range of factors in favor of the merger including:

      o     Favorable merger consideration

      o     Improved access to financing

      o     Access to a credit facility through Bioaccelerate

      o     Significant ownership and role in Enhance's management

      o     Complementary development programs between the two companies

      o     Increased liquidity for Ardent shareholders

      As a result of the merger, the combined portfolio of products under development between the merged companies is a substantial one including products in Urology, Dermatology, and the Central Nervous System (CNS).

      The Company considers the Urology and Dermatology areas to be its core areas of focus and intends to invest the majority of its capital and attention in these areas. The Company intends to invest modestly in its non-core areas and looks to partner these compounds at an early stage of development.

      On January 1, 2005, Bioaccelerate provided a $2 million line of credit convertible into common stock at the lower of $1.50 per share or the price per share of the Company's next financing from an unrelated third party. The line matures in five years and bears interest at 3.5%, the equivalent Federal Risk Free Rate at the time of issuance. The Company granted Bioaccelerate 750,000 warrants as an inducement to provide the facility. The five year $3 warrants immediately vest upon grant.

(9) SUBSEQUENT EVENTS - MERGER BETWEEN ARDENT AND ENHANCE BIOTECH, INC. (CONTINUED)

      Upon the effective date of the merger, each outstanding share of Ardent common and preferred stock, including preferred dividends, was cancelled automatically and converted into shares of Enhance's Common Stock ("Merger Shares"). Also, Ardent options, warrants and certain convertible notes which could have been exercised or converted to receive shares of Ardent common stock, may be exercised or converted into shares of Enhance Common Stock. In addition, Enhance reserved for issuance sufficient shares to cover such exercises or conversions.

      As a consequence, upon the effectiveness of the merger, in the aggregate, the outstanding shares of Ardent common and preferred stock were converted into, and the outstanding Ardent options, warrants and convertible notes became exercisable or convertible to receive, approximately the following number of shares of Enhance Common Stock:

            Ardent Common Stock**                      16,999,116 Shares
            Ardent Options**                            3,964,857 Shares
            Ardent Warrants**                             887,858 Shares
            Ardent Convertible Promissory Notes**         258,584 Shares
            Series A Preferred Stock**                  1,251,139 Shares
            Series B Preferred Stock**                    875,797 Shares
            Series C Preferred Stock**                    801,812 Shares
            Series D 1 Preferred Stock                  1,034,604 Shares
            Series D 2 Preferred Stock                  2,187,340 Shares

      ** Includes the number of shares of Enhance common stock allotted for Ardent common and preferred stock holders, as well as the Contingent Fee Shares.

      As a consequence of the effectiveness of the merger, Ardent shareholders receive approximately 23,149,808 shares of Enhance, in the aggregate. Enhance has reserved approximately 5,111,299 shares in the aggregate for issuance upon exercise of outstanding options, warrants and convertible promissory notes of Ardent outstanding prior to the merger. As of December 31, 2004, approximately 234,172 of the Contingent Fee Shares have been issued.

      The 23,149,808 Enhance shares issued in conjunction with the merger were valued at approximately $27,263,000, or approximately $1.18 per share, as determined by management. Shares of Enhance common stock are currently traded on the pink sheets with very limited trading volume.

      In conjunction with the merger, Enhance entered into a Registration Rights Agreement, dated December 20, 2004, in which Enhance has agreed to file a registration statement under the Securities Act to register up to 30,000 shares of the Enhance common stock issued to each Ardent shareholder as soon as practicable after a Qualified Financing, but in no event later than 150 days following the closing of the merger and to use its best efforts to have that registration statement declared effective by the Securities and Exchange Commission (SEC). Enhance also agreed that if the common stock is then listed on a national stock exchange, Enhance will file a listing application with such exchange, and use its best efforts to have admitted to trading on such exchange all shares of common stock issued to Ardent shareholders as merger consideration that are covered by a registration statement under the Securities Act which has been declared effective by the SEC. Enhance agreed to use its commercially reasonable best efforts to keep each such registration statement continuously effective, subject to customary blackout periods and exceptions, for one year following the date upon which each such registration statement is declared effective by the SEC (such period to be extended by the duration of any such blackout period or other period in which the registration statement does not continue to be effective).

(9) SUBSEQUENT EVENTS - MERGER BETWEEN ARDENT AND ENHANCE BIOTECH, INC. (CONTINUED)

      Enhance also agreed to file with the SEC, no later than 180 days after the closing of the merger, a Registration Statement on Form S-8 covering the shares of common stock to be issued upon exercise of Ardent stock options which continue to be outstanding after the closing of the merger, and to use its best efforts to have such Registration Statement become and remain continuously effective under the Securities Act. Enhance agreed to furnish corresponding registration rights in respect of the shares of common stock underlying warrants or options held by Bioaccelerate. All but 1,500,000 of the underlying shares held by Bioaccelerate will continue to be subject to a 12-month lock-up notwithstanding registration.

      All shares of merger consideration issued to former Ardent security holders are "restricted shares" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and may not be freely traded until either covered by an effective registration statement filed with the SEC under applicable laws (as well as any corresponding filings which may be required under state or other securities laws) or disposed of pursuant to an available exemption to such registration. In addition, each holder of 5% or more of Enhance's common stock has agreed to be subject to a lock-up period restricting transfer of such shares for a period of 12 months after the effectiveness of the merger, with such lock-up to end earlier with respect to any shares covered by a registration statement filed by Enhance pursuant to the Securities Act and declared effective by the SEC.

      Notwithstanding Enhance's agreements, there can be no assurance that Enhance will ever file any such registration statement and, even if so, that any such registration statement will ever become effective, or that once effective, such effectiveness will be maintained.

      Ardent and Enhance incurred fees to legal advisors and agents associated with the merger totaling $775,000, plus 234,172 shares of Enhance common stock.

      UNAUDITED PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma condensed combined balance sheet aggregates the balance sheet of Enhance Biotech, Inc. (a Delaware corporation) ("PARENT") as of December 31, 2004 and the balance sheet of Ardent Pharmaceutical, Inc. (a North Carolina corporation) ("SUBSIDIARY") as of December 31, 2004, accounting for the transaction as an acquisition of a SUBSIDIARY with the issuance of common stock of the PARENT for all the issued and outstanding shares of the SUBSIDIARY and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the beginning of the period. The transaction was completed on December 20, 2004, though for accounting purposes it was made effective December 31, 2004.

      The following unaudited pro forma condensed combined statement of operations combines the results of operations of PARENT for the eleven months ended December 31, 2004 and the results of operations of SUBSIDIARY for the year ended December 31, 2004 as if the transaction had occurred at the beginning of the periods.

      The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of PARENT and SUBSIDIARY. These pro forma financial statements are not necessarily indicative of the combined financial position, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

(9) SUBSEQUENT EVENTS - MERGER BETWEEN ARDENT AND ENHANCE BIOTECH, INC. (CONTINUED)

                              ENHANCE BIOTECH, INC
                        AND ARDENT PHARMACEUTICALS, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                December 31, 2004
                      (in thousands, except loss per share)

                                  Enhance            Ardent             Pro forma       Pro forma
                               Biotech, Inc.    Pharmaceutical, Inc     Increase        Combined
                                 [PARENT]         [SUBSIDIARY]         (Decrease)
CONDENSED
BALANCE SHEET
ASSETS
Current assets                  $      391         $      481            $       --       $      872
Patents                                 --                577                24,251[A]        24,828
Property and equipment                  52                755                    --              807
Other long term assets                 749                 11                    --              760
                                ---------------------------------------------------       ----------
TOTAL ASSETS                    $    1,192         $    1,824            $   24,251       $   27,267
                                ===================================================       ==========
LIABILITIES & EQUITY
Current Liabilities             $    3,340         $      938                  $100[B]    $    4,378

Long term liabilities                   --              3,171                    --            3,171
Stockholders' Equity                (2,148)            (2,285)               24,151[C]        19,718
                                ---------------------------------------------------       ----------
TOTAL LIABILITIES & EQUITY      $    1,192         $    1,824            $   24,251       $   27,267
                                ===================================================       ==========
CONDENSED
STATEMENT OF OPERATIONS
Revenues                                --                123                    --              123
Operating costs & expenses          (4,773)            (5,320)                 (100)[B]      (10,193)
Other income (expenses)                  1               (217)                   --             (216)
                                ---------------------------------------------------       ----------
NET LOSS                        $   (4,772)        $   (5,414)           $     (100)      $  (10,286)
                                ===================================================       ==========
                                                                                          $    (0.20)
BASIC AND DILUTED
NET LOSS PER COMMON SHARE
                                                                                          ==========
WEIGHTED AVERAGE                                                                              51,695
SHARES OUTSTANDING                                                                        ==========

      NOTE 1 -PRO FORMA ADJUSTMENTS

      On December 20, 2004, SUBSIDIARY was acquired by PARENT pursuant to a definitive Merger Agreement signed on August 11, 2004. The agreement called for PARENT to issue up to 23,149,808 shares of common stock to the shareholders of SUBSIDIARY for 100% of the outstanding shares of SUBSIDIARY. The ownership interests of the former owners of SUBSIDIARY in the combined enterprise will be approximately 45% of the ongoing shareholders of PARENT.

      Pro forma adjustments above include the following:

      [A]   Allocate excess purchase price to patents.
      [B]   Add estimated regulatory compliance costs.
      [C]   Issue  23,149,808  shares  of  common  stock  and  eliminate  equity accounts of SUBSIDIARY.

      NOTE 2 - PRO FORMA (LOSS) PER SHARE

      Pro forma (loss) per share is computed based on the number of shares outstanding, as though all merger shares had been issued at the beginning of the period.

(b) Pro forma financial information.

    The following unaudited pro forma condensed combined balance sheet aggregates the balance sheet of Enhance Biotech, Inc. (a Delaware corporation) ("PARENT") as of December 31, 2004 and the balance sheet of Ardent Pharmaceutical, Inc. (a North Carolina corporation) ("SUBSIDIARY") as of December 31, 2004, accounting for the transaction as an acquisition of a SUBSIDIARY with the issuance of common stock of the PARENT for all the issued and outstanding shares of the SUBSIDIARY and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the beginning of the period. The transaction was completed on December 20, 2004, though for accounting purposes it was made effective December 31, 2004.

    The following unaudited pro forma condensed combined statement of operations combines the results of operations of PARENT for the eleven months ended December 31, 2004 and the results of operations of SUBSIDIARY for the year ended December 31, 2004 as if the transaction had occurred at the beginning of the periods.

    The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of PARENT and SUBSIDIARY. These pro forma financial statements are not necessarily indicative of the combined financial position, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

                              ENHANCE BIOTECH, INC
                        AND ARDENT PHARMACEUTICALS, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                December 31, 2004
                      (in thousands, except loss per share)


                                  Enhance            Ardent             Pro forma       Pro forma
                               Biotech, Inc.    Pharmaceutical, Inc     Increase        Combined
                                 [PARENT]         [SUBSIDIARY]         (Decrease)
CONDENSED
BALANCE SHEET
ASSETS
Current assets                  $      391          $      481          $       --       $      872
Patents                                 --                 577              24,251[A]        24,828
Property and equipment                  52                 755                  --              807
Other long term assets                 749                  11                  --              760
                                --------------------------------------------------       ----------

TOTAL ASSETS                    $    1,192          $    1,824          $   24,251       $   27,267
                                ==================================================       ==========
LIABILITIES & EQUITY
Current Liabilities             $    3,340          $      938                $100[B]    $    4,378

Long term liabilities                   --               3,171                  --            3,171
Stockholders' Equity                (2,148)             (2,285)             24,151[C]        19,718
                                --------------------------------------------------       ----------
TOTAL LIABILITIES & EQUITY      $    1,192          $    1,824          $   24,251       $   27,267
                                ==================================================       ==========
CONDENSED
STATEMENT OF OPERATIONS
Revenues                                --                 123                  --              123
Operating costs & expenses          (4,773)             (5,320)               (100)[B]      (10,193)
Other income (expenses)                  1                (217)                 --             (216)
                                --------------------------------------------------       ----------
NET LOSS                        $   (4,772)         $   (5,414)         $     (100)      $  (10,286)
                                ==================================================       ==========
                                                                                         $    (0.20)
BASIC AND DILUTED
NET LOSS PER COMMON SHARE
                                                                                         ==========
WEIGHTED AVERAGE                                                                             51,695
SHARES OUTSTANDING                                                                       ==========

      NOTE 1 -PRO FORMA ADJUSTMENTS

      On December 20, 2004, SUBSIDIARY was acquired by PARENT pursuant to a definitive Merger Agreement signed on August 11, 2004. The agreement called for PARENT to issue up to 23,149,808 shares of common stock to the shareholders of SUBSIDIARY for 100% of the outstanding shares of SUBSIDIARY. The ownership interests of the former owners of SUBSIDIARY in the combined enterprise will be approximately 45% of the ongoing shareholders of PARENT.

      Pro forma adjustments above include the following:

      [A]   Allocate excess purchase price to patents.
      [B]   Add estimated regulatory compliance costs.
      [C]   Issue  23,149,808  shares  of  common  stock  and  eliminate  equity accounts of SUBSIDIARY.

      NOTE 2 - PRO FORMA (LOSS) PER SHARE

      Pro forma (loss) per share is computed based on the number of shares outstanding, as though all merger shares had been issued at the beginning of the period.

(c) Exhibits.

The following exhibit is filed with this report:

23.1 Consent of Cacciamatta Accountancy Corporation

[Signatures on following page.]

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ENHANCE BIOTECH, INC.
                                      (Registrant)


                                      By:  /s/ Christopher Every
                                      -------------------------
                                      Christopher Every
                                      Chief Executive Officer

Date: March 24, 2005

                                  EXHIBIT INDEX

Exhibit     Description

23.1        Consent of Cacciamatta Accountancy Corporation